Exhibit 1

JOINT FILING AGREEMENT

         The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the ordinary shares, par value NIS 0.01 per share (including ordinary shares represented by American Depositary Shares (each American Depositary Share represents 30 ordinary shares)), of Itamar Medical Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: February 10, 2020

VIOLA GROWTH 2 A.V. LIMITED PARTNERSHIP

By: Viola Growth II Limited Partnership, its General Partner

By: Viola Growth II GP Ltd., its General Partner

By: /s/ Harel Beit-On
Name: Harel Beit-On

By: /s/ Avi Zeevi
Name: Avi Zeevi

VIOLA GROWTH II LIMITED PARTNERSHIP

By: Viola Growth II GP Ltd., its General Partner

By: /s/ Harel Beit-On
Name: Harel Beit-On

By: /s/ Avi Zeevi
Name: Avi Zeevi

VIOLA GROWTH II GP LTD.

By: /s/ Harel Beit-On
Name: Harel Beit-On

By: /s/ Avi Zeevi
Name: Avi Zeevi

VIOLA GROWTH MANAGEMENT FUND 2 LTD.

By: /s/ Harel Beit-On
Name: Harel Beit-On

By: /s/ Avi Zeevi
Name: Avi Zeevi

/s/ Shlomo Dovrat
SHLOMO DOVRAT

/s/ Harel Beit-On
HAREL BEIT-ON

/s/ Avi Zeevi
AVI ZEEVI